UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2012

CH ENERGY GROUP, INC.
(Exact name of Registrant as specified in its charter)

New York	0-30512	14-1804460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

284 South Avenue
Poughkeepsie, New York 12601-4839
(Address of principal executive offices) (Zip Code)

(845)-452-2000
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2012, the Compensation Committee of the Board of Directors of CH Energy Group, Inc. (“Energy Group”) approved a form of Performance Shares Agreement, which will be used for the performance share awards granted for the 2012-2014 performance cycle under the 2011 Long-Term Equity Incentive Plan (“Plan”).  The Compensation Committee also approved a form of Restricted Shares Agreement for use under the Plan.  Copies of the forms of Performance Shares Agreement and Restricted Shares Agreement are attached to this Form 8-K as exhibits and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.   Exhibit Description
10.1       Form of CH Energy Group, Inc. Performance Shares Agreement

10.2       Form of CH Energy Group, Inc. Restricted Shares Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

CH ENERGY GROUP, INC.

Date: February 10, 2012	By:	/s/ Kimberly J. Wright
Kimberly J. Wright
Vice President - Accounting and Controller

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Form of CH Energy Group, Inc. Performance Shares Agreement

10.2	Form of CH Energy Group, Inc. Restricted Shares Agreement